SUB-ITEM 77Q3

AIM Independence Now Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 6/30/2009
File number:  811-2699
Series No.:   18

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                       $ 17
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                        $ 5
        Class C                        $ 3
        Class R                        $ 3
        Class Y                        $ -
        Institutional Class            $ 1


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                     0.1305
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                     0.1026
        Class C                     0.1025
        Class R                     0.1213
        Class Y                     0.1400
        Institutional Class         0.1400


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                        135
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                         46
        Class C                         25
        Class R                         29
        Class Y                          2
        Institutional Class              6


74V.  1 Net asset value per share (to nearest cent)
        Class A                     $ 7.74
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                     $ 7.75
        Class C                     $ 7.74
        Class R                     $ 7.74
        Class Y                     $ 7.73
        Institutional Class         $ 7.74